Exhibit 32

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of the Federal Home Loan Bank of Topeka (the “Bank”) for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey B. Kuzbel, as Chief Executive Officer, and Philip D. Bacchus, as Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his/her knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

March 12, 2026	By: /s/ Jeffrey B. Kuzbel
Date	Jeffrey B. Kuzbel
President and Chief Executive Officer
(Principal Executive Officer)

March 12, 2026	By: /s/ Philip D. Bacchus
Date	Philip D. Bacchus
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.